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                          REGISTRATION RIGHTS AGREEMENT


                                 BY AND BETWEEN

                         REGENERON PHARMACEUTICALS, INC.

                                       and

                                   AMGEN INC.


                           Dated as of April 15, 1996






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


                               TABLE OF CONTENTS*




SECTION 1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Securities Subject to this Agreement . . . . . . . . . . . . . .   2

     (a)    Registrable Securities . . . . . . . . . . . . . . . . . . . . .   2
     (b)    Holders of Registrable Securities. . . . . . . . . . . . . . . .   2

SECTION 3.  Demand Registrations . . . . . . . . . . . . . . . . . . . . . .   3

     (a)    Demand by Holders. . . . . . . . . . . . . . . . . . . . . . . .   3
     (b)    Effective Registration . . . . . . . . . . . . . . . . . . . . .   3
     (c)    Registration Statement Form. . . . . . . . . . . . . . . . . . .   4
     (d)    Selection of Underwriters. . . . . . . . . . . . . . . . . . . .   4
     (e)    Registration of Other Securities . . . . . . . . . . . . . . . .   4
     (f)    Priority Among Holders of Registrable Securities in Requested
            Registration . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     (g)    Delay of Requested Registration. . . . . . . . . . . . . . . . .   5

SECTION 4.  Piggyback Registrations. . . . . . . . . . . . . . . . . . . . .   5

     (a)    Participation. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     (b)    Underwriter's Cutback. . . . . . . . . . . . . . . . . . . . . .   6
     (c)    No Effect on Demand Registrations. . . . . . . . . . . . . . . .   6

SECTION 5.  Hold-Back Agreements . . . . . . . . . . . . . . . . . . . . . .   7

     (a)    Restrictions Applicable to Company Registration. . . . . . . . .   7
     (b)    Restrictions Applicable to Demand Registration . . . . . . . . .   7

SECTION 6.  Registration Procedures. . . . . . . . . . . . . . . . . . . . .   9

SECTION 7.  Registration Expenses. . . . . . . . . . . . . . . . . . . . . .  14

SECTION 8.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  15

     (a)    Indemnification by Company . . . . . . . . . . . . . . . . . . .  15
     (b)    Indemnification by Holder of Registrable Securities. . . . . . .  16
     (c)    Contribution . . . . . . . . . . . . . . . . . . . . . . . . . .  17

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*    This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.


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SECTION 9.  Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 10.  Participation in Underwritten Registrations . . . . . . . . . .  18

SECTION 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  18

     (a)    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (b)    No Inconsistent Agreements . . . . . . . . . . . . . . . . . . .  18
     (c)    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .  19
     (d)    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (e)    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  19
     (f)    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (g)    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (h)    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (i)    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (j)    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  20
     (k)    Limitations on Subsequent Registrations. . . . . . . . . . . . .  20


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            THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is dated as of
April 15, 1996 and entered into by and between REGENERON PHARMACEUTICALS, INC., a New York corporation (the "COMPANY") and AMGEN INC., a Delaware corporation (the "PURCHASER").

            This Agreement is made in connection with the execution and delivery of the Stock and Warrant Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser (the "PURCHASE AGREEMENT"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

            The parties hereby agree as follows:

            SECTION 1.  DEFINITIONS.

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            AGENT: Any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement.

            COMMON STOCK:  The common stock, $.001 par value, of the Company.

            EXCHANGE ACT: The Securities Exchange Act of 1934, as amended from time to time.

            NASD:  National Association of Securities Dealers, Inc.

            PERSON: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or other business entity, or a government or agency or political subdivision thereof.

            PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            REGISTRABLE SECURITIES: (i) the Common Stock acquired by the Purchaser pursuant to the terms of the Purchase Agreement, and (ii) the Warrant Shares. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other


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distribution, merger, consolidation, recapitalization or reclassification or similar transaction; PROVIDED, HOWEVER, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without subsequent registration under the Securities Act or in compliance with Rule 144 thereunder; PROVIDED, FURTHER, HOWEVER, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities.

            REGISTRATION: A registration of the Company's securities for sale to the public under a Registration Statement.

            REGISTRATION EXPENSES:  See SECTION 7 hereof.

            REGISTRATION STATEMENT: Any registration statement of the Company filed with the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

            SECURITIES ACT: The Securities Act of 1933, as amended from time to time.

            SEC:  The Securities and Exchange Commission.

            UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A Registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            WARRANTS: The Warrants, each to purchase shares of Common Stock, issued and sold pursuant to the Purchase Agreement and the Warrant Agreement dated as of the date hereof, by and between the Company and the Purchaser (the "WARRANT AGREEMENT").

            WARRANT SHARES: Any shares of Common Stock issued or issuable upon exercise of any of the Warrants.

            SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT.

            (a) REGISTRABLE SECURITIES. The securities entitled to the benefits of this Agreement are the Registrable Securities.

            (b) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such ownership or right was acquired


                                        2

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pursuant to the Purchase Agreement, or the Warrant Agreement, and whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

            SECTION 3.  DEMAND REGISTRATIONS.

            (a) DEMAND BY HOLDERS. The holders of a majority of Registrable Securities, at any time from and after the date hereof, may make a total of two written requests to the Company for Registration of Registrable Securities under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities. Any such Registration requested shall hereinafter be referred to as a "DEMAND REGISTRATION." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Upon such request for a Demand Registration, the Company shall use its best efforts to promptly effect the Registration of such Registrable Securities under
(i) the Securities Act, and (ii) subject to SECTION 6(h), the blue sky laws of such jurisdictions as any holder of such Registrable Securities requesting such Registration or any underwriter, if any, may reasonably request. The Company shall also use its best efforts to have all such Registrable Securities registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the holders of a majority of such Registrable Securities to consummate the disposition of such Registrable Securities.

            Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration if all (but not less than all) of the shares requested to be registered could immediately be sold by such holders under Rule 144 under the Securities Act at a price substantially equivalent to the prevailing market price. The final determination of whether all of the shares could immediately be sold under Rule 144 shall be made in good faith by counsel for holders of the Registrable Securities after, among other things, considering the possible affiliate status of any such holder. The Company shall have the burden of establishing that the shares could immediately be sold at a price substantially equivalent to the prevailing market price. In addition, the Company shall not be required to effect a Demand Registration within six months after the effective date of any Registration Statement filed at the request of holders of Registrable Securities pursuant to the terms of this Agreement or the Class D Convertible Preferred Stock Purchase Agreement dated as of August 31, 1990. Any request for a Demand Registration not effected pursuant to the provisions of this paragraph shall not count against the two requests specified in the preceding paragraph.

            (b)   EFFECTIVE REGISTRATION.  Subject to the last paragraph of
SECTION 6, the Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective for at least 90 days; PROVIDED, HOWEVER, that no Demand Registration shall be deemed to have been effected if
(i) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders of Registrable Securities, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of a failure on the


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part of the selling holders of Registrable Securities or any underwriter referred to in SECTION 3(d).

            (c)   REGISTRATION STATEMENT FORM.  Registrations under this
SECTION 3 shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders' requests for such Registration. If, in connection with any Registration under this
SECTION 3 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter (if any) or holders of a majority of the Registrable Securities requesting a Demand Registration shall advise the Company in writing that in its opinion additional disclosure not required by such form is of material importance to the success of the offering, then such Registration shall include such additional disclosure.

            (d) SELECTION OF UNDERWRITERS. If at any time or from time to time during the time period applicable to Demand Registrations any of the holders of the Registrable Securities covered by a Registration Statement desire to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers that will manage the offering will be selected as follows:

               (1) MANAGING UNDERWRITER. A majority of the holders of Registrable Securities shall select three (or, if such holder(s) desires, more than three) nationally recognized investment banking firms as candidates for the offering, each of which is ready, willing and able to act as the managing underwriter, and shall provide a list of such candidates to the Company. Not later than five business days following the receipt of such list, the Company shall: (i) choose one of three candidates to act as the managing underwriter for the offering and (ii) notify the holders of a majority of Registrable Securities of such choice.

               (2) CO-MANAGERS. The investment banking firm(s), if any, that will serve as co-manager(s) of the offering will be selected by holders of a majority of Registrable Securities.

            (e) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a Registration pursuant to this SECTION 3 in connection with an Underwritten Offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such Registration if the managing underwriter of such offering shall have advised each selling holder of Registrable Securities to be covered by such Registration in writing (with a copy to the Company) that, in its opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the selling holders of a majority of the Registrable Securities requested to be included in such Registration. If no such notice or letter is provided, the Company may include shares of Common Stock for its own account or for the account of other shareholders of the Company having the right to include such shares in a Registration Statement filed by the Company with the SEC.


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            (f)   PRIORITY AMONG HOLDERS OF REGISTRABLE SECURITIES IN REQUESTED
REGISTRATION. If the managing underwriter of an Underwritten Offering pursuant to this SECTION 3 advises each of the holders of Registrable Securities in writing (with a copy to the Company) that less than all of the Registrable Securities proposed to be included in such offering should be included (using the same standard described in subsection (e) hereof), then the amount of Registrable Securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata, based on the number of Registrable Securities owned by such holders.

            (g) DELAY OF REQUESTED REGISTRATION. Notwithstanding anything to the contrary contained in this SECTION 3, if following a request for a Demand Registration the Company provides prompt written notification to all holders of Registrable Securities specifying the nature of any Delay Event described below, then the filing of the Registration Statement pursuant to the request for Demand Registration may be delayed by the Company for a period not to exceed six months from the date of its receipt of the written request for the Demand Registration or such shorter period provided below; provided, however, that such right to delay a request may be exercised by the Company not more than once in any two year period. A "Delay Event" shall be defined as any of the following: (1) the Company will file within 60 days following its receipt of the written request for Demand Registration, a Registration Statement for the public offering of securities for the account of the Company; (2) if the Securities Act or the rules or regulations thereunder, or the form on which the Registration Statement for the Demand Registration is to be filed, requires the filing of financial statements which are not yet available (in which case, the Company shall prepare or cause such statements to be prepared in a reasonably timely and diligent manner and promptly thereafter file the Registration Statement); (3) at the time of the request for Demand Registration, the Company is engaged in a material transaction or has an undisclosed material corporate development, and in either case, which would be required to be disclosed under the federal securities laws in the Registration Statement, but the Company's Board of Directors has made a good faith determination that making such disclosure at such time would materially adversely affect such transaction or development (in which case, the Company shall disclose the matter as promptly as practicable and promptly thereafter file the Registration Statement); or (4) at the time of the request of the Demand Registration, the Company is engaged in any financing (except the type described in clause (1) above) (in which case the Company shall file the Registration Statement no later than 30 days following its receipt of the written request for Demand Registration).

            SECTION 4.  PIGGYBACK REGISTRATIONS.

            (a) PARTICIPATION. Subject to SECTION 4(b) hereof, if at any time from and after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any of its shares of Common Stock, whether or not by the Company for its own account (other than (i) a registration on Form S-4 (or otherwise in connection with non-cash offerings, exchange offers, mergers or recapitalizations) or S-8 or any successor form to such Forms, or (ii) any registration of securities as it relates to an offering and sale to directors or employees of, or non-employee service providers to, the Company under bona fide benefits plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law), then, as promptly as practicable, the Company shall give written notice of such proposed filing to each holder of Registrable Securities and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable

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Securities as each such holder may request (a "PIGGYBACK REGISTRATION").
Subject to SECTION 4(b), the Company shall include in such Registration Statement all Registrable Securities requested within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to include in a Piggyback Registration the shares of Registrable Securities requested to be included by a holder of Registrable Securities if: (i) all (but not less than all) of the shares requested to be included by that holder could immediately be sold by that holder under Rule 144 under the Securities Act at a price substantially equivalent to the prevailing market price and (ii) the Company provides to that holder a written waiver and consent allowing such holder to sell or otherwise dispose of all of such shares requested to be included without limitation to the restrictions imposed by Section 5(a) hereof. The final determination of whether all of the shares could immediately be sold under Rule 144 shall be made in good faith by counsel for such holder after, among other things, considering the possible affiliate status of such holder. The Company shall have the burden of establishing that the shares could immediately be sold at a price substantially equivalent to the prevailing market price. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

            (b) UNDERWRITER'S CUTBACK. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under SECTION 4(a) (the "PIGGYBACK SECURITIES"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter of any such proposed Underwritten Offering informs the Company and the holders of such Piggyback Securities in writing that, in its opinion, the number of shares of Common Stock (including the Piggyback Securities) requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the party who has requested the filing of the Registration Statement (the Company or other holders of the Company's Common Stock, as the case may be, hereafter referred to as the "Requesting Party"), then the shares of Common Stock to be included in such Registration shall be the number that can be sold within a price range acceptable to the Requesting Party, selected (i) first, from the shares of Common Stock originally proposed by the Requesting Party to be included in the Registration for such offering, (ii) second, and only if all the shares of Common Stock referenced in clause (i) have been included, from shares of Common Stock subject to piggyback registration rights originally proposed to be included by all holders of shares of Common Stock (other than the Requesting Party), selected pro rata based upon the total ownership of such shares of Common Stock subject to piggyback registration rights of such holders, and (iii) third, and only if all of the shares of Common Stock referenced in clause (ii) have been included, from any other securities eligible for inclusion in such Registration.

            (c) NO EFFECT ON DEMAND REGISTRATIONS. No Registration of Registrable Securities effected pursuant to a request under this SECTION 4 shall be deemed to have been effected pursuant to SECTION 3 hereof or shall relieve the Company of its obligation to effect any Registration upon request under
SECTION 3 hereof.


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            SECTION 5.  HOLD-BACK AGREEMENTS.

     (a)    RESTRICTIONS APPLICABLE TO COMPANY REGISTRATION.

            (1)   RESTRICTIONS APPLICABLE TO HOLDERS OF REGISTRABLE
SECURITIES. Each holder of Registrable Securities, if requested by the Company and, in the case of an Underwritten Offering, the managing underwriters, shall agree not to sell, transfer or otherwise dispose of any Registrable Securities or other equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by it (except, in either case, those that are included in a Piggyback Registration) for a specified period of time (the "HOLDBACK PERIOD") in the event that the Company notifies such holder that it desires to file a Registration Statement (the "COMPANY REGISTRATION STATEMENT") to register the sale of shares of Common Stock (or any securities convertible, exchangeable or exercisable for such Common Stock) (other than a Registration referred to in clause (i) or (ii) of Section 4(a)). The Holdback Period shall commence on the date the Company Registration Statement is declared effective by the SEC and shall terminate 120 days thereafter. A written agreement (the "Lock Up") memorializing each such holder's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the Company and, if applicable, the managing underwriters.

            (2) RESTRICTIONS APPLICABLE TO OFFICERS, DIRECTORS AND OTHER STOCKHOLDERS, As a condition to each holder's delivery of the Lock Up pursuant to SECTION 5(a)(1), the Company shall use its best efforts to obtain from each of its: (i) officers, (ii) directors and (iii) shareholders beneficially owning at least as many shares of Common Stock as the aggregate number of shares beneficially owned by the holders of Registrable Securities, a written agreement substantially similar to the Lock Up pursuant to which each such Person shall agree not to sell, transfer or otherwise dispose of any equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by it under the same terms as the Lock Up (excluding shares that are included in a Piggyback Registration); provided however, that each of the officers and directors may sell, transfer or dispose of during the Holdback Period the amount of equity securities of the Company that each would be permitted to sell under Rule 144 during a 90 day period commencing on the effective date of the Company Registration Statement.

     (b) RESTRICTIONS APPLICABLE TO DEMAND REGISTRATION. The following restrictions on the sale, transfer or other disposition of the Company's equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) by the Company, its officers and directors, certain other shareholders and holders of Registrable Securities shall apply in the event of a Demand Registration:

            (1) REGISTRATION RESTRICTIONS APPLICABLE TO THE COMPANY. The Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall agree not to effect any public sale or distribution of its equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) (except those that may be included in a Piggyback Registration) or any private offer, sale or distribution of its equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) that may be integrated under the federal securities laws or the regulations thereunder with a Demand Registration, for the Demand Registration Holdback Period in the event of a Demand Registration. The "Demand Registration Holdback Period" shall be defined as the period commencing on the date that the Registration Statement for the Demand Registration is declared effective by the SEC and shall terminate 120 days thereafter. A written agreement memorializing the Company's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

            (2) RESTRICTIONS APPLICABLE TO OFFICERS AND DIRECTORS. The Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall cause Dr. Leonard Schleifer (so long as he remains the Chief Executive Officer of the Company), and shall use its best efforts to cause each of its other officers and directors, to agree not to sell, transfer or otherwise dispose of any equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) of the Company beneficially owned by each such Person (except those that may be included in a Piggyback Registration) during the Demand Registration Holdback Period in the event of a Demand Registration; provided, however, that all such officers and directors in the aggregate may sell, transfer or otherwise dispose of an aggregate of up to five percent of the total number of shares included in the Demand Registration. A written agreement memorializing each such Person's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

            (3) RESTRICTIONS APPLICABLE TO OTHER STOCKHOLDERS. The Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall cause each holder of its privately placed equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) issued by the Company at any time on or after the date of this Agreement to agree (for the benefit of the holders of Registrable Securities) not to effect any public sale or distribution of any such securities during the Demand Registration Holdback Period in the event of a Demand Registration. In addition, the Company shall use its best efforts to cause each such other shareholder of the Company beneficially owning at least five percent of the Company's then outstanding equity securities (OR any securities convertible, exchangeable, or exercisable for such equity securities) to agree not to effect any public sale or distribution of equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) of the Company during the Demand Registration Holdback Period in the event of a Demand Registration. A written agreement memorializing each such Person's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

            (4) RESTRICTIONS APPLICABLE TO THE HOLDERS OF REGISTRABLE SECURITIES. The holders of the Registrable Securities shall not sell, transfer or otherwise dispose of any equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by them during a Demand Registration Holdback Period in the event of any Demand Registration, except for those securities included in the Demand Registration.

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            SECTION 6.  REGISTRATION PROCEDURES.

            In connection with the Company's registration obligations pursuant to SECTIONS 3 AND 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

            (b) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act; and prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the Registration Statement effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by PARAGRAPH (o) below cease to be true and correct,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that, unless one of clauses (2)-(6) of Section 6(c) is applicable, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as such selling holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder and underwriters, if any;

            (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder of Registrable Securities or any underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED THAT the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

            (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other foreign governmental agencies or authorities, and the National Association of Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (k) if any fact contemplated by PARAGRAPH (c)(6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (l) cause all Registrable Securities covered by the Registration Statement to be quoted on the Nasdaq National Market or listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

            (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

            (n) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration:

                (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings;

                (2) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in primary Underwritten Offerings;

                (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

                (4) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

                (5) if such an agreement is entered into, cause the same to set forth in full indemnification provisions and procedures substantially comparable to those set forth in SECTION 8 hereof with respect to all parties to be indemnified pursuant to said Section, including without limitation, all underwriters, sellers, brokers, dealers, managers and similar securities industry professionals participating in the distribution contemplated by such agreement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act); and

                (6) deliver such documents and certificates as may be reasonably requested in writing by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with

            PARAGRAPH (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     The above shall be done as and to the extent required by the applicable agreement and by the then current practice;

            (o) make available for inspection by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with the registration; PROVIDED that prior to any such Person being given access to such records, documents, properties or information such Person shall execute a reasonable and customary agreement to maintain the confidentiality of such records, documents, properties or information;

            (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

            (q) cooperate and assist in any filings required to be made with the NASD and, subject to Section 6(o), in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

            (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities, and such other information about each such Seller as is required by the form of Registration Statement being used for such registration, as the Company may from time to time reasonably request in writing.

            Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 6(c)(6) hereof, such holder will forthwith discontinue disposition of

Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by SECTION 6(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by SECTION 6(k) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

            SECTION 7.  REGISTRATION EXPENSES.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether the Registration Statement becomes effective, including without limitation:

            (1) all registration and filing fees (including with respect to filings required to be made with the SEC);

            (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

            (3) printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

            (4) fees and disbursements of counsel for the (i) Company and (ii) the sellers of the Registrable Securities (subject to the provisions of SECTION 7(b) hereof);

            (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any "cold comfort" letters required by or incident to such performance);

            (6)   fees and expenses of other Persons retained by the Company;
     and

            (7) all registration, filing and other fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "REGISTRATION EXPENSES").

            The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

            (b) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities.

            (c) Each seller of the Registrable Securities shall pay all discounts, commissions, fees and expenses of the underwriters, selling brokers, dealer managers and similar industry professionals relating to the distribution of its Registrable Securities.

            SECTION 8.  INDEMNIFICATION.

            (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "INDEMNIFIED HOLDER") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus or preliminary prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have.

            If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

            (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to (i) information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus and (ii) any loss, claim, damage, liability or expense described in the proviso to the first sentence of SECTION 8(a). In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

            (c)   CONTRIBUTION.  If the indemnification provided for in this
SECTION 8 is unavailable to an indemnified party under SECTION 8(a) or SECTION 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to in SECTION 8(a) or SECTION 8(b) shall be deemed to include, subject to the limitations set forth in the second paragraph of SECTION 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this SECTION 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            SECTION 9.  RULE 144.

            The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and, so long as the Company is subject to the reporting requirements of the Exchange Act and the rules and regulations thereunder, it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

            SECTION 10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

            No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            SECTION 11.  MISCELLANEOUS.

            (a) REMEDIES. Each of the parties hereto, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

            (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

            (d) NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission (with receipt confirmed), or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

     (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to the
     Purchaser:

                  Amgen Inc.
                  Amgen Center
                  1840 DeHavilland Drive
                  Thousand Oaks, California 91320-1789
                  Attn: Corporate Secretary
                  Telecopy No.: (805) 499-9315

     With a copy to:

                  Latham & Watkins
                  633 West Fifth Street
                  Los Angeles, California 90071
                  Attn: Michael W. Sturrock, Esq.
                  Telecopy No.: (213) 891-8763

     (ii) if to the Company, initially to:

                  Regeneron Pharmaceuticals, Inc.
                  777 Old Saw Mill River Road
                  Tarrytown, New York 10591-6707
                  Attn: Corporate Secretary
                  Telecopy No.: (914) 345-7721

     With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York 10022
                  Attn: Morris Kramer, Esq. and Matthew J. Mallow, Esq. Telecopy No.: (212) 735-2000

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a holder of Registrable Securities unless such successor


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


or assign (i) acquired Registrable Securities from a holder of Registrable securities who was bound by the terms of this Agreement and (ii) agrees to be bound by the terms of this Agreement.

            (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (k) LIMITATIONS ON SUBSEQUENT REGISTRATIONS. After the date hereof, the Company shall not, without the prior written consent of the holders of at least 50% of the Registrable Securities, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities for the Company which would allow such holder or prospective holder to make a demand registration, after the holders of Registrable Securities have made a Demand Registration, which could result in such Registration Statement being declared effective prior to such Demand Registration.


                           [Signature Page To Follow]


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


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   REGENERON  PHARMACEUTICALS, INC.



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:




                                   AMGEN INC.



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                       S-1